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                                                                    EXHIBIT 99.1

(AMERICAN HOMEPATIENT LOGO)                                         NEWS RELEASE
--------------------------------------------------------------------------------



Contact:  Joseph F. Furlong          or          Stephen L. Clanton
          President and CEO                      Executive VP & CFO
          (615) 221-8884                         (615) 221-8884
                                                 PRIMARY CONTACT


FOR IMMEDIATE RELEASE


               AMERICAN HOMEPATIENT REPORTS FINANCIAL RESULTS FOR
              THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

BRENTWOOD, Tenn. (March 14, 2006) -- American HomePatient, Inc. (OTC: AHOM or AHOM.OB), one of the nation's largest home health care providers, today announced its financial results for the fourth quarter and year ended December 31, 2005.

Revenues for the fourth quarter of 2005 were $83.6 million compared to $84.2 million for the fourth quarter of 2004, representing a decrease of $0.6 million, or 0.7%. For the year ended December 31, 2005, revenues were $328.4 million compared to $335.8 million for the year ended December 31, 2004, representing a decrease of $7.4 million, or 2.2%. Without the 2005 reimbursement reductions associated with the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 ("MMA") described below, revenues would have increased $2.4 million, or 2.9%, for the fourth quarter and $5.2 million, or 1.5%, for the year ended December 31, 2005.

Net income for the fourth quarter of 2005 was $1.7 million compared to $8.2 million for the fourth quarter of 2004, representing a decrease of $6.5 million, or 79.3%. For the year ended December 31, 2005, net income was $7.7 million compared to $13.2 million for the year ended December 31, 2004, representing a decrease of $5.5 million, or 41.7%. Diluted earnings per share for the fourth quarter were $0.10 compared to $0.48 for the same quarter last year. For the year, diluted earnings per share were $0.43 for 2005 compared to $0.78 for 2004. Net income for the fourth quarter and twelve months ended December 31, 2005 was materially impacted by the MMA reimbursement reductions as described below. Also, during the latter half of 2004, the Company began implementing productivity improvements in order to reduce operating expenses



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in anticipation of the MMA reimbursement reductions that began in 2005. Net income in the fourth quarter of 2004 reflected the favorable impact of these operating expense reductions prior to the commencement of the negative impact of the MMA reimbursement reductions.

Revenues and net income in the fourth quarter and the current year have been negatively impacted by the 2005 reimbursement changes associated with the MMA. These reimbursement changes reduced net income for the fourth quarter by approximately $4.3 million, comprised of $3.0 million in reimbursement reductions and $1.3 million in increased cost of sales. The reimbursement reductions of $3.0 million include reductions in inhalation drugs of $0.5 million, reductions in certain items of durable medical equipment of $0.6 million, and reductions in oxygen of $1.9 million.

For the year ended December 31, 2005, reimbursement changes associated with the MMA reduced net income by approximately $17.1 million, comprised of $12.6 million in reimbursement reductions and $4.5 million in increased cost of sales. The reimbursement reductions of $12.6 million include reductions in inhalation drugs of $4.5 million, reductions in certain items of durable medical equipment of $2.1 million, and reductions in oxygen of $6.0 million.

Net income was positively impacted in the year ended December 31, 2005 by reductions in operating expenses compared to 2004. For the year, operating expenses decreased approximately $8.4 million, or 5.0%. The reductions in operating expenses are a direct result of the Company's initiatives to improve productivity and reduce costs in its branches and billing centers.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) is a non-GAAP financial measurement that is calculated as net income excluding interest, taxes, depreciation and amortization. EBITDA for the fourth quarter of 2005 was $13.4 million compared to $19.3 million for the same period last year. For the twelve months of 2005, EBITDA was $53.2 million compared to $58.5 million for 2004. Adjusted EBITDA (calculated as EBITDA excluding reorganization items) for the fourth quarter of 2005 was $13.4 million, or 16.0% of revenues, compared to $19.4 million, or 23.0% of revenues, for the fourth quarter of 2004. For the year ended December 31, 2005, adjusted EBITDA was $53.5 million, or 16.3% of revenues,



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compared to $59.2 million, or 17.6% of revenues, for 2004. The 2005 reimbursement reductions, as discussed above, reduced EBITDA and adjusted EBITDA by $4.3 million in the fourth quarter of 2005 and by $17.1 million in the year ended December 31, 2005.

American HomePatient, Inc. is one of the nation's largest home health care providers with 263 centers in 34 states. Its product and service offerings include respiratory services, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.'s common stock is currently traded in the over-the-counter market or, on application by broker-dealers, in the NASD's Electronic Bulletin Board under the symbol AHOM or AHOM.OB.

American HomePatient, Inc. prepares its financial statements in accordance with U.S. generally accepted accounting principles (GAAP). American HomePatient, Inc. also provides information related to non-GAAP financial measurements such as, EBITDA, adjusted EBITDA and, from time to time, other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of its business. To enable interested parties to reconcile non-GAAP measures to the Company's GAAP financial statements, the Company clearly defines EBITDA and adjusted EBITDA, and quantifies all other adjustments to GAAP measurements (see Schedule B). The Company provides EBITDA information, a widely used non-GAAP financial measurement, as a performance measure to assist in analyzing the Company's operations and in comparing the Company to its competitors. The Company provides other non-GAAP financial measurements, such as adjusted EBITDA, that adjust for certain items outside of the ordinary course of business in order to assist in comparing the Company's current operating performance to its historical performance. These adjustments typically reflect non-recurring items but sometimes reflect items, such as dispositions of assets and restructuring charges that are not technically non-recurring but are outside of the ordinary course of operations. Investors should note that such measures may not be comparable to similarly titled measures used by other companies, and investors are encouraged to use this information only in connection with the information contained in the Company's GAAP financial statements.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control,




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that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties regarding current and future reimbursement rates, as well as reimbursement reductions and the Company's ability to mitigate the impact of the reductions. These risks and uncertainties are in addition to risks, uncertainties, and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.


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AMERICAN HOMEPATIENT, INC.                                       SCHEDULE A
SUMMARY FINANCIAL DATA
(In thousands, except per share data)

                                                                      THREE MONTHS ENDED
                                                                         DECEMBER 31,              YEAR ENDED DECEMBER 31,
                                                                    -----------------------       -------------------------
                                                                      2005          2004            2005            2004
                                                                    --------       --------       ---------       ---------
                                                                         (UNAUDITED)                    (UNAUDITED)
Revenues, net                                                       $ 83,606       $ 84,236       $ 328,418       $ 335,823

Cost of sales and related services                                    20,799         18,015          79,441          71,934

Cost of rentals and other revenues, including rental equipment
   depreciation                                                       10,106          9,695          39,879          38,779

Operating expenses                                                    39,943         39,372         158,851         167,285

Bad debt expense                                                       2,360          1,484           9,438          10,671

General and administrative expenses                                    4,265          3,887          16,749          16,597

Depreciation, excluding rental equipment, and amortization             1,206            989           3,645           3,423

Interest expense, net                                                  4,234          4,396          17,141          18,290

Other income, net                                                         52           (222)           (365)           (344)

Earnings from unconsolidated joint ventures                           (1,192)        (1,494)         (4,816)         (4,751)
                                                                    --------       --------       ---------       ---------

INCOME FROM OPERATIONS BEFORE REORGANIZATION ITEMS AND
   INCOME TAXES                                                        1,833          8,114           8,455          13,939


Reorganization items                                                      51            138             384             658

                                                                    --------       --------       ---------       ---------
INCOME FROM OPERATIONS BEFORE INCOME TAXES
                                                                       1,782          7,976           8,071          13,281


Provision for income taxes                                                57           (250)            327              50

                                                                    --------       --------       ---------       ---------
NET INCOME
                                                                    $  1,725       $  8,226       $   7,744       $  13,231
                                                                    ========       ========       =========       =========


Basic income per common share                                       $   0.10       $   0.49       $    0.45       $    0.80

Diluted income per common share                                     $   0.10       $   0.48       $    0.43       $    0.78


---------------------------------------------------------------------------------------------------------------------------

                                                                  DECEMBER 31,    DECEMBER 31,
                                                                      2005            2004
                                                                  ------------    ------------
                                                                         (UNAUDITED)

Cash and cash equivalents                                           $   4,444       $   5,772

Restricted cash                                                           650             650

Net patient receivables                                                55,222          50,851

Other receivables                                                       1,242           1,666
                                                                    ---------       ---------
        Total receivables
                                                                       56,464          52,517

Other current assets                                                   22,871          22,308
                                                                    ---------       ---------
        Total current assets
                                                                       84,429          81,247

Property and equipment, net                                            56,981          58,005

Goodwill                                                              121,834         121,834

Other assets                                                           24,390          21,978
                                                                    ---------       ---------

        TOTAL ASSETS                                                $ 287,634       $ 283,064
                                                                    =========       =========

Accounts payable                                                    $  18,110       $  17,842

Current portion of long-term debt and capital leases                      908             885

Other current liabilities                                              30,276          30,951
                                                                    ---------       ---------
        Total current liabilities
                                                                       49,294          49,678


Long-term debt and capital leases, less current portion               250,111         251,033

Other noncurrent liabilities                                               50           2,548
                                                                    ---------       ---------
        Total liabilities                                             299,455         303,259


        Minority interest                                                 635             534


        Total shareholders' deficit                                   (12,456)        (20,729)
                                                                    ---------       ---------

        TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                 $ 287,634       $ 283,064
                                                                    =========       =========

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AMERICAN HOMEPATIENT, INC                                             SCHEDULE B

RECONCILIATION OF NON-GAAP FINANCIAL MEASUREMENTS TO GAAP FINANCIAL STATEMENTS

(In thousands)


                                                  THREE MONTHS ENDED
                                                      DECEMBER 31,          YEAR ENDED DECEMBER 31,
                                                  2005          2004           2005         2004
                                                 -------      --------       -------      -------
                                                      (UNAUDITED)                (UNAUDITED)

Net income                                       $ 1,725      $  8,226       $ 7,744      $13,231

Add:

   Provision for income taxes                         57          (250)          327           50

   Interest expense, net                           4,234         4,396        17,141       18,290

   Rental equipment depreciation                   6,135         5,902        24,307       23,502

   Other depreciation and amortization             1,206           989         3,645        3,423
                                                 -------      --------       -------      -------
 Earnings before interest, taxes,
    depreciation, and amortization (EBITDA)       13,357        19,263        53,164       58,496

 Add:

   Reorganization items                               51           138           384          658
                                                 -------      --------       -------      -------
 Adjusted EBITDA (EBITDA excluding
   reorganization items)                         $13,408      $ 19,401       $53,548      $59,154
                                                 =======      ========       =======      =======